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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported) AUGUST 27, 2003
                                                         ---------------







                             SIFCO INDUSTRIES, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


             Ohio                          1-5978                34-0553950
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(State or other jurisdiction of       (Commission File        (I.R.S. Employer
incorporation or organization)             Number)           Identification No.)

       970 East 64th Street, Cleveland Ohio                         44103
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     (Address of principal executive offices)                    (Zip Code)

            Registrant's telephone number, including area code: (216) 881-8600
                                                                --------------



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ITEM 11. TEMPORARY SUSPENSION OF TRADING UNDER REGISTRANT'S EMPLOYEE
BENEFIT PLANS

By notice dated August 27, 2003, SIFCO Industries, Inc. notified its directors and executive officers that the SIFCO Industries, Inc. Employees' 401(k) Plan ("Plan") will be changing trustees and record keepers effective October 1, 2003.

As a result of this change, the participants of the Plan temporarily will be unable to direct or diversify investments in their individual accounts, obtain a loan from the Plan, or obtain a distribution from the Plan. The limitation with respect to investments ("Blackout") will apply to, among other investments, shares of SIFCO Industries, Inc. common stock held in participant accounts.

The Blackout period for the Plan began at 3:00 p.m. U.S. Central time September 19, 2003 and is expected to end at 7:00 a.m. U.S. Central time October 1, 2003.

The registrant has designated Beverly Michaels, Executive Assistant, 970 East 64th Street, Cleveland, Ohio 44103; (216) 432-6263, to respond to inquiries about the Blackout period.


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                SIFCO INDUSTRIES, INC.

Date: September 26, 2003
                                                By: /s/ Frank A. Cappello
                                                    -------------------------
                                                Frank A. Cappello
                                                Vice President-Finance and
                                                Chief Financial Officer




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